Filed Pursuant to Rule 424(b)(3)

Registration No. 333-232236

PROSPECTUS

INMUNE BIO INC.

1,071,000 Shares

Common Stock

This prospectus relates to the sale or other disposition from time to time of up to 1,071,000 shares of our common stock, $0.001 par value per share, issued and issuable to Lincoln Park Capital Fund, LLC, the selling stockholder named in this prospectus, also referred to as Lincoln Park. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.

The shares of common stock being offered by the selling stockholder have been or may be issued pursuant to the Purchase Agreement dated May 15, 2019 that we entered into with Lincoln Park, which we refer to in this prospectus as the Purchase Agreement. Please refer to the section of this prospectus titled “The Lincoln Park Transaction” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding Lincoln Park.

The selling stockholder may sell or otherwise dispose of the shares of common stock covered by this prospectus in a number of different ways and at varying prices. The prices at which Lincoln Park may sell the shares will be determined by prevailing market prices for the shares or in negotiated transactions. We provide more information about how the selling stockholder may sell or otherwise dispose of the shares of common stock included in this prospectus in the section titled “Plan of Distribution.” We will pay the expenses relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by Lincoln Park of the shares covered by this prospectus, including legal and accounting fees.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INMB.” On April 13, 2020, the closing sale price of our common stock on the Nasdaq Capital Market was $3.57 per share. You are urged to obtain current market quotations for the common stock.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Prospectus dated April 20, 2020

i

We are responsible for the information contained in this prospectus and in any free-writing prospectus we file with the Securities and Exchange Commission. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. We are not, and the selling stockholder is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

ii

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain, in addition to historical information, certain forward-looking statements. within the meaning of Section 27A of the Securities Act or 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus or incorporated herein by reference.

You should read this prospectus and the documents we have incorporated by reference or filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than the date on the front cover of those documents, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

Risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from those expressed or implied in our written or oral forward-looking statements may be found in this prospectus under the heading “Risk Factors” and in our Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Risk Factors” and “Description of Business,” as updated in our Quarterly Report(s) on Form 10-Q.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus and incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

PROSPECTUS SUMMARY

The following summary highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage immunotherapy company focused on reprogramming the patient’s innate immune system to treat disease. We do this by targeting four key cells of the innate immune system, natural killer, or NK cells, and myeloid derived suppressor cells, or MDSC, hepatic stellate cells of the liver, or HSC, and microglial cells of the central nervous system. NK cells are the body’s first line of defense due to their innate ability to rapidly seek and destroy abnormal cells, such as cancer or virally-infected cells, without prior exposure or activation by other support molecules required to activate adaptive immune cells such as T-cells. NK cells play a key role in the immune-surveillance that prevents people from getting cancer and in eliminating residual disease which may cause people to relapse after cytotoxic therapy. MDSC are myeloid cells produced in the bone marrow, take up residence in the tumor microenvironment, the tissue associated with the cancerous cells, to protect the tumor from immunological attack by the patient’s immune system. MDSC play a critical role in making the cancer resistant to immunotherapy such as currently approved checkpoint inhibitors. Microglial cells are the primary immune cells of the central nervous system responsible for protecting the neural unit of microglia, astrocytes, oligodendrocytes and neurons from infection. In the setting of chronic inflammation, microglial cells become activated and cause dysfunction of the other three cells types in the neural unit resulting in neurodegenerative and neuropsychiatric diseases. Hepatic stellate cells are immunologically active cells that are part of the liver architecture that support hepatocyte function in health and disease. INB03, LivNate and XPro1595 are the identical drug used in different therapeutic arenas. INB03 is the name of the drug for cancer targeted applications. XPro1595 in the name of the drug for neurology and psychiatric indications. LivNate is the name of the drug for treatment of liver diseases.

We believe INKmune, our NK cell directed therapy, and INB03, our MDSC directed therapy, and XPro1595, our microglial directed therapy and LivNate, our HSC directed therapy offer unique strategies to improve the response of patients’ innate immune system to their cancer, neurologic and liver disease respectively. These therapies will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. For oncology, neither INB03 nor INKmune therapy is cancer specific. The decision to use either INKmune or INB03 as part of cancer therapies, or with each other, depends on immunologic parameters that can be tested in patients before treatment. The type of cancer is not important. This means that both therapies can be used to treat patients with a variety of hematologic malignancies and solid tumors that have the immunologic profile needed to respond. Put simply, we are treating the immune system to attack the patients’ cancer, not targeting the patient’s cancer directly.

We believe that INKmune improves the ability of the patient’s own NK cells to attack their tumor. INKmune itself will not kill cancer cells. INKmune interacts with the patient’s NK cells to convert them from inert resting NK cells that ignores the cancer into primed NK cells that kill the cancer cell. INKmune is a replication incompetent proprietary cell line we have named INB16 that is given to the patient after determining that i) the patient has adequate NK cells in their circulation and ii) those NK cells are functional when exposed to INKmune in vitro. INKmune is designed to be given to patients after their immune system has recovered after cytotoxic chemotherapy to target the residual disease the remains after treatment with cytotoxic therapy.

We believe XPro1595, our microglial directed therapy, offers a unique strategy to decrease neuroinflammation, a key pathophysiology in neurodegenerative and neuropsychiatric diseases. XPro1595 will use a precision medicine approach to select patients who will benefit from the therapy and monitor the response to the therapy. The therapy is not diagnosis specific but will be used in patients who have biomarkers of neuroinflammation. Our initial program with XPro1595 will be treating patients with Alzheimer’s disease with biomarkers inflammation.

Likewise, we believe LivNate, our HSC directed therapy, offers a unique strategy to treat NASH by decreasing peripheral , regional and local inflammatory cycles that results in hepatocyte ballooning and death, hepatitis and fibrosis, the core pathophysiology of many inflammatory liver diseases. Our initial program with LivNate will be treating patients with NASH.

We reported a net loss of $7,678,313 and $12,440,023 for the years ended December 31, 2019 and 2018, respectively. We have an accumulated deficit of $21,276,181 as of December 31, 2019.

Corporate Information

We were incorporated under the laws of the State of Nevada on September 25, 2015. Our principal executive office is located at 1200 Prospect Street, Suite 525, La Jolla, CA 92037 and our telephone number is (858) 964-3720. Our website address is www.inmunebio.com. The references to our website in this prospectus are inactive textual references only. The information on our website is neither incorporated by reference into this prospectus nor intended to be used in connection with this offering.

JOBS Act

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (or the “Securities Act”), for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

An emerging growth company may also take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act, which such fifth anniversary will occur in 2021. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and, as long as we continue to qualify as an emerging growth company, we may elect to take advantage of this and other reduced burdens in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We are also a “smaller reporting company,” as defined under SEC Regulation S-K. As such, we also are exempt from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and also are subject to less extensive disclosure requirements regarding executive compensation in our periodic reports and proxy statements.

PROSPECTUS SUMMARY

Issuer	INmune Bio Inc.

Common stock offered by selling stockholder	1,071,000 shares consisting of:

	●	30,000 shares of our common stock we issued to Lincoln Park on May 15, 2019 under the Purchase Agreement, at a price of $10.00 per share, for a total gross purchase price of $300,000; which we refer to in this prospectus as the Initial Purchase

	●	70,000 shares of our common stock that we issued to Lincoln Park on May 15, 2019 as a commitment fee for entering into the Purchase Agreement, which we refer to in this prospectus as the Commitment Shares;

	●	196,000 shares of common stock that we issued to Lincoln Park during January, 2020 at an average price of $5.12 per share, for a total gross purchase price of $1,002,644; and

	●	Up to 775,000 shares of our common stock we may sell to Lincoln Park under the Purchase Agreement from time to time from and after the date of this prospectus.

Common stock outstanding prior to this offering	10,746,948 shares including 226,000 shares issued to Lincoln Park under the Purchase Agreement for cash and 70,000 Commitment Shares previously issued to Lincoln Park under the Purchase Agreement (and included in this offering).

Common stock to be outstanding after giving effect to the total issuance of 1,071,000 shares to Lincoln Park under the Purchase Agreement registered hereunder	11,521,948 shares

Terms of the Offering	The selling stockholder will determine when and how it will sell the common stock offered in this Prospectus, as described in “Plan of Distribution”.

Use of proceeds	The selling stockholder will receive the proceeds from the sale of shares of common stock offered hereby. We will not receive any proceeds from the sale of the shares of common stock offered hereby. We have, however, received gross proceeds of $300,000 from the Initial Purchase under the Purchase Agreement, $1,002,644 from a subsequent sale under the Purchase Agreement and may receive up to an additional $18,697,356 from sales of common stock to Lincoln Park under the Purchase Agreement from and after the date of this prospectus and following the “commencement” under the Purchase Agreement. We will pay the expenses (other than any underwriting discounts and broker’s commissions and similar expenses) of this offering.

Risk factors	See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before deciding to invest in our common stock.

Trading market	Our common stock is quoted on the Nasdaq Capital Market under the symbol “INMB”. The closing price of the common stock on April 13, 2020, as quoted on the NASDAQ was $3.57.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks in the section entitled “Risk Factors” contained in any supplements to this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations and ability to raise capital.

The occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations. A pandemic typically results in social distancing, travel bans and quarantine, and this may limit access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may impact our operations, financial condition. Also, the pandemic may hamper our efforts to comply with our filing obligations with the Securities and Exchange Commission. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions, but if we or any of the third parties with whom we engage, including the suppliers, clinical trial sites, regulators and other third parties with whom we conduct business, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively impacted. Furthermore, if any of our key employees became ill or died as a result of COVID-19, it could negatively impact our business.  It is also possible that global health concerns such as this one could disproportionately impact the clinical sites in which we conduct any of our clinical trials, which could have a material adverse effect on our business and our results of operation and financial condition. The COVID-19 pandemic, may also negatively impact the Company’s ability to raise capital.

THE LINCOLN PARK TRANSACTION

General

On May 15, 2019, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $20 million of our common stock (subject to certain limitations set forth in the Purchase Agreement) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Registration Rights Agreement, we have filed with the SEC the registration statement that includes this prospectus to register for resale under the Securities Act the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Following the execution of the Purchase Agreement, on May 15, 2019, we issued to Lincoln Park 70,000 shares of common stock as Commitment Shares for entering into the Purchase Agreement, and we sold 30,000 shares of common stock to Lincoln Park for a total purchase price of $300,000 in the Initial Purchase and subsequently, in January 2020, we sold 196,000 shares for a total purchase price of $1,002,644. Other than the shares of our common stock that we have already sold to Lincoln Park in the Initial Purchase and the subsequent purchase, we do not have the right to direct Lincoln Park to make any further purchases of common stock under the Purchase Agreement until all of the conditions to the commencement of such purchases set forth in the Purchase Agreement, the satisfaction of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective, are fully satisfied. Thereafter, under the terms and subject to the conditions of the Purchase Agreement, we have the right to sell to Lincoln Park, and Lincoln Park is obligated to purchase, up to $18,697,356 of shares of our common stock (in addition to the shares previously sold to Lincoln Park in the Initial Purchase for $300,000 and the subsequent purchase for $1,002,644), subject to certain limitations set forth in the Purchase Agreement, from time to time, over a 24 month period.

Under the Purchase Agreement, on any business day selected by the Company on which the closing sale price of the common stock is not below $3.50, the Company may direct Lincoln Park to purchase shares of our common stock in amounts up to 20,000 shares, which amounts may be increased to up to 50,000 shares provided the market price of our common stock at the time of sale exceeds certain thresholds set forth in the Purchase Agreement, subject to a maximum purchase obligation of $1,000,000 per regular purchase (each, a “Regular Purchase”). The purchase price per share sold in each Regular Purchase will be based on prevailing market prices of the common stock preceding the time of sale, without any fixed discount, as calculated in accordance with the Purchase Agreement. In addition to Regular Purchases, the Company may also direct Lincoln Park to purchase other amounts as “accelerated purchases,” with the purchase price per share for accelerated purchases based on prevailing market prices of the common stock at the time of sale, as calculated in accordance with the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of common stock.

Under applicable rules of Nasdaq, in no event may the Company issue or sell to Lincoln Park under the Purchase Agreement more than the Exchange Cap of 2,051,468 shares of common stock, representing 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement, unless (i) the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap (the “Stockholder Approval”) or (ii) the average price for the shares of common stock sold to Lincoln Park under the Purchase Agreement exceeds a minimum price of $11.2884 (which represents the average closing price of our common stock on Nasdaq for the five trading days ending on the trading day immediately preceding the date of the Purchase Agreement, plus an incremental amount to account for the issuance of the Commitment Shares), such that issuances and sales of our common stock to Lincoln Park under the Purchase Agreement would be exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that the Company may not issue or sell any shares of its common stock under the Purchase Agreement if such issuance or sale would breach any applicable Nasdaq rules. The Stockholder Approval occurred on September 12, 2019.

Lincoln Park has no right to require the Company to sell any shares of common stock to Lincoln Park, but Lincoln Park is obligated to make purchases as the Company directs, subject to certain conditions specified in the Purchase Agreement. In all instances, the Company may not sell shares of its common stock to Lincoln Park under the Purchase Agreement if it would result in Lincoln Park beneficially owning shares of common stock in excess of the Beneficial Ownership Cap.

The Company has agreed with Lincoln Park that it will not enter into any “variable rate” transactions with any third party, with certain exceptions set forth in the Purchase Agreement for a period defined in the Purchase Agreement, with certain exceptions set forth in the purchase agreement.

Purchase of Shares Under the Purchase Agreement

Under the Purchase Agreement, on any business day selected by us that the closing sale price of our common stock is not below $3.50, subject to adjustment as provided in the Purchase Agreement, we may direct Lincoln Park, in our sole discretion and subject to certain conditions, to purchase up to 20,000 shares of our common stock in a Regular Purchase, provided that (i) if the closing sale price of our common stock is not below $8.00 per share on the applicable purchase date, then the Regular Purchase amount may be increased to a maximum of 30,000 shares, (ii) if the closing sale price is not below $10.00 per share on the applicable purchase date, then the Regular Purchase amount may be increased to a maximum of 40,000 shares, (iii) if the closing sale price is not below $12.00 per share on the applicable purchase date, then the Regular Purchase amount may be increased to a maximum of 50,000 shares, and (such share amount limitation, the “Regular Purchase Share Limit”). In each case, Lincoln Park’s maximum commitment in any single Regular Purchase may not exceed $1,000,000. The Regular Purchase Share Limit is subject to proportionate adjustment in the event of a reorganization, recapitalization, non-cash dividend, stock split or other similar transaction; provided, that if after giving effect to such full proportionate adjustment, the adjusted Regular Purchase Share Limit would preclude us from requiring Lincoln Park to purchase common stock at an aggregate purchase price equal to or greater than $100,000 in any single Regular Purchase, then the Regular Purchase Share Limit will not be fully adjusted, but rather the Regular Purchase Share Limit for such Regular Purchase shall be adjusted as specified in the Purchase Agreement, such that, after giving effect to such adjustment, the Regular Purchase Share Limit will be equal to (or as close as can be derived from such adjustment without exceeding) $100,000.

The purchase price per share to be sold to Lincoln Park in each such Regular Purchase will be equal to the lower of:

●	the lowest sale price for our common stock on the purchase date for such shares; and

●	the arithmetic average of the three lowest closing sale prices for our common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date for such shares.

In addition to Regular Purchases described above, we may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice directing Lincoln Park to purchase the maximum number of shares of our common stock that we are then permitted to include in a single Regular Purchase notice and the closing sale price of our common stock on such business day is not below $3.50 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, not to exceed the lesser of:

●	30% of the aggregate shares of our common stock traded during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, which is defined as the next business day following the purchase date for the corresponding Regular Purchase, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the Accelerated Purchase Measurement Period; and

●	300% of the number of purchase shares purchased pursuant to the corresponding Regular Purchase.

The purchase price per share for each such Accelerated Purchase will be equal to the lower of:

●	95% of the volume weighted average price of our common stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of our common stock on the applicable Accelerated Purchase date.

We may also direct Lincoln Park, not later than 1:00 p.m., Eastern time, on a business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement prior to such time on such business day, and provided that the closing price of our common stock on the business day immediately preceding such business day is not less than $3.50 per share (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement), to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

●	30% of the aggregate shares of our common stock traded during a certain portion of the normal trading hours on such Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time we refer to as the Additional Accelerated Purchase Measurement Period; and

●	300% of the number of purchase shares purchased pursuant to the Regular Purchase corresponding to the Accelerated Purchase that was completed on such Accelerated Purchase date on which an additional accelerated Purchase notice was properly received.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park prior to 1:00 p.m., Eastern time, on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder (and under the corresponding Regular Purchase) have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:

●	95% of the volume weighted average price of our common stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of our common stock on the applicable Additional Accelerated Purchase date.

In the case of the Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

In all instances, the Company may not sell shares of its common stock to Lincoln Park under the Purchase Agreement to the extent the issuance of such shares would exceed the Exchange Cap, to the extent applicable, or result in Lincoln Park’s beneficial ownership of our common stock, as calculated in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder, to exceed the Beneficial Ownership Cap.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period;

●	suspension by our principal market of our common stock from trading for a period of one business day;

●	the delisting of the Common Stock from Nasdaq, provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, The Nasdaq Global Market, The Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or OTC Markets (or nationally recognized successor to any of the foregoing);

●	the failure of our transfer agent to issue to Lincoln Park shares of our common stock within two business days after the applicable date on which Lincoln Park is entitled to receive such shares;

●	the Company breaches any representation, warranty, covenant or other term or condition under any of the Purchase Agreement or other transaction documents if such breach would reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

●	if any Person commences a proceeding against us pursuant to or within the meaning of any Bankruptcy Law;

●	if we, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian for all or substantially all of our property, or (iv) makes a general assignment for the benefit of our creditors or is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against us in an involuntary case, (ii) appoints a Custodian of us or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any of our subsidiaries;

●	if at any time we are not eligible to transfer our Common Stock electronically as DWAC Shares; or

●	if at any time after the Commencement Date, the Exchange Cap is reached, to the extent applicable.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement. In the event of bankruptcy proceedings by or against us, the Purchase Agreement will automatically terminate without action of any party.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement provided that we have agreed with Lincoln Park that it will not enter into any “variable rate” transactions with any third party for a period defined in the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

All 1,071,000 shares registered in this offering which have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $20,000,000 of our common stock, which includes the 30,000 shares sold to Lincoln Park in the Initial Purchase and 196,000 shares sold to Lincoln Park in January 2020. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $20,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares of our common stock, which in the aggregate could cause additional substantial dilution to our stockholders. The number of shares ultimately offered for resale by Lincoln Park under this prospectus is dependent upon the number of shares we direct Lincoln Park to purchase under the Purchase Agreement.

The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park and its affiliates, would cause Lincoln Park to exceed the Beneficial Ownership Cap.

In connection with entering into the Purchase Agreement, we authorized the sale to Lincoln Park of up to $20.0 million shares of our common stock (including the Initial Purchase). The number of shares ultimately offered for sale by Lincoln Park in this offering is dependent upon the number of shares we elect to sell to Lincoln Park under the Purchase Agreement, which in the aggregate could exceed 1,071,000 shares, and is subject to daily limits.

Of the shares being registered, 296,000 shares have already been issued to Lincoln Park and 775,000 shares have not been sold and are not outstanding.  The following table sets forth the amount of proceeds we would receive from Lincoln Park from the sale of shares (which have not been sold Lincoln Park) at varying purchase prices:

Assumed Average Purchase Price		Number of Registered Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park (2)	Proceeds from the Sale of Shares to Lincoln Park Under the Purchase Agreement
$3.50	(3)	775,000	6.73%	$2,712,500
$5.00		775,000	6.73%	$3,875,000
$7.50		775,000	6.73%	$5,812,500
$10.00		775,000	6.73%	$7,750,000
$24.00		775,000	6.73%	$18,600,000

(1)	Although the Purchase Agreement provides that we may sell up to $20,000,000 of our common stock to Lincoln Park, we are only registering 1,071,000 shares under this prospectus (which includes the (i) the 30,000 shares we sold to Lincoln Park on May 15, 2019 in the Initial Purchase under the Purchase Agreement (ii) the 70,000 Commitment Shares we issued to Lincoln Park on that date and (iii) the 196,000 shares we sold to Lincoln Park in January 2020), which may or may not cover all the shares we ultimately determine to sell to Lincoln Park under the Purchase Agreement, depending on the purchase price per share. As a result, we have included in this column only those shares that we are registering in this offering. On September 12, 2019 we received the approval of our shareholders to issue shares of our common stock in excess of the Exchange Cap of 2,051,468 shares.

(2)	The denominator is based on 10,746,948 shares outstanding as of March 30, 2020, adjusted to include the number of shares set forth in the adjacent column which we would have sold to Lincoln Park, assuming the purchase price in the adjacent column. The numerator is based on the number of shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column. The table does not give effect to the prohibition contained in the Purchase Agreement that prevents from selling and issuing to Lincoln Park shares such that after giving effect to such sale and issuance, Lincoln Park and its affiliates would beneficially own more than 4.99% of the then outstanding shares of our common stock.

(3)	Under the Purchase Agreement, we may not sell and Lincoln Park may not purchase any shares on a day in which the closing sale price of our common stock is below $3.50, as may be adjusted in accordance with the Purchase Agreement. The closing price of our shares on April 13, 2020 was $3.57.

USE OF PROCEEDS

The selling stockholder will receive the proceeds from the sale of shares of Common Stock offered hereby.  We will not receive any proceeds from the sale of the shares of Common Stock offered hereby.  We have however received gross proceeds of $300,000 from the Initial Purchase under the Purchase Agreement, $1,002,644 from a sale in January 2020 and may receive up to an additional $18,697,356 from sales of common stock to Lincoln Park under the Purchase Agreement from and after the date of this prospectus and following the “commencement” under the Purchase Agreement. We will pay the expenses (other than any underwriting discounts and broker’s commissions and similar expenses) of this offering.

SELLING STOCKHOLDER

This prospectus relates to the possible resale by the selling stockholder, Lincoln Park, of shares of common stock that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with Lincoln Park on May, 15, 2019 concurrently with our execution of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by Lincoln Park of the shares of our common stock that have been or may be issued to Lincoln Park under the Purchase Agreement.

Lincoln Park, as the selling stockholder, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have issued or may sell to Lincoln Park under the Purchase Agreement. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time from and after the date of this prospectus. The table is prepared based on information supplied to us by the selling stockholder, and reflects its holdings as of March 30, 2020. Neither Lincoln Park nor any of its affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates other than pursuant to the Purchase Agreement and the Registration Rights Agreement. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Shareholder	Shares Beneficially Owned Before this Offering		Percentage of Outstanding Shares Beneficially Owned Before this Offering		Shares to be Sold in this Offering Assuming We Issue the Maximum Number of Shares Under the Purchase Agreement		Percentage of Outstanding Shares Beneficially Owned After this Offering
Lincoln Park Capital Fund, LLC(1)	174,417	(2)	1.62	%(3)	1,071,000	(4)		*

*	Less than 1%

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker-dealer or an affiliate of a licensed broker-dealer.

(2)	Represents shares purchased under the Purchase Agreement. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering all of the additional shares of common stock that we may issue to Lincoln Park pursuant to the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to certain conditions, the satisfaction of all of which are outside of Lincoln Park’s control, including the registration statement of which this prospectus is a part becoming and remaining effective. Furthermore, under the terms of the Purchase Agreement, issuances and sales of shares of our common stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time. See the description under the heading “The Lincoln Park Transaction” for more information about the Purchase Agreement.

(3)	Based on 10,746,948 outstanding shares of our common stock as of March 30, 2020, which includes 30,000 shares of common stock we sold to Lincoln Park in the Initial Purchase on May 15, 2019, for a total purchase price of $300,000, 70,000 shares of common stock issued to Lincoln Park as Commitment Shares upon execution of the Purchase Agreement, and 196,000 shares of common stock we sold to Lincoln Park for a total purchase price of $1,002,644 during January 2020.

(4)	Although the Purchase Agreement provides that we may sell up to $20,000,000 of our common stock to Lincoln Park, only 1,071,000 shares of our common stock are being offered under this prospectus, which represents: (i) 30,000 shares of our common stock we sold to Lincoln Park in the Initial Purchase on May 15, 2019, for a total purchase price of $300,000; (ii) 70,000 shares of our common stock issued to Lincoln Park as Commitment Shares upon execution of the Purchase Agreement; ((iii) 196,000 shares sold to Lincoln Park in January 2020 for a total purchase price of $1,002,644 and (iv) 775,000 shares of our common stock that we may sell to Lincoln Park at our discretion from time to time over a 24 month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including the registration statement of which this prospectus is a part becoming and remaining effective. Depending on the price per share at which we sell our common stock to Lincoln Park pursuant to the Purchase Agreement, we may need to sell to Lincoln Park under the Purchase Agreement more shares of our common stock than are offered under this prospectus in order to receive aggregate gross proceeds equal to the $20,000,000 total commitment available to us under the Purchase Agreement. If we choose to do so, we must first register for resale under the Securities Act such additional shares. The number of shares ultimately offered for resale by Lincoln Park is dependent upon the number of shares we sell to Lincoln Park under the Purchase Agreement.

DESCRIPTION OF SECURITIES

The following is a summary of the material provisions of our common stock, and our certificate of incorporation, and bylaws, all as in effect upon the date of this prospectus. You should also refer to our certificate of incorporation, and bylaws, which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there are 10,746,948 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, with such rights and preferences as may be determined from time to time by our board of directors, of which no shares of preferred stock are issued and outstanding as of the date of this prospectus. Our board of directors may, without stockholder approval, issue preferred stock with dividends, liquidation, conversion, voting or other rights or preferences as it may determine.

PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholder, Lincoln Park. The common stock may be sold or distributed from time to time by the selling stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents

●	“at the market” into an existing market for the common stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions; or

●	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker-dealer to effectuate all sales, if any, of the common stock that it may purchase from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such unaffiliated broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer will receive commissions from Lincoln Park that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive.

We know of no existing arrangements between Lincoln Park or any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares offered by this prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling stockholder, and any other required information.

We will pay the expenses incident to the registration, offering, and sale of the shares to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

 Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares offered by this prospectus have been sold by Lincoln Park.

Our common stock is traded on the Nasdaq Capital Market under the symbol “INMB.”

LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon by Sichenzia Ross Ference LLP. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The consolidated financial statements of INmune Bio Inc. as of and for the years ended December 31, 2019 and 2018 appearing in INmune Bio Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Marcum LLP, as set forth in its report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement and its exhibits and schedules. Statements contained in this prospectus about the contents of any contract or any other document filed as an exhibit are not complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The agreements and other documents filed as exhibits to this registration statement are not intended to provide factual information or other disclosure other than with respect to the terms of the agreements or other documents themselves, and you should not rely on them for that purpose. In particular, any representations and warranties made by the registrant in these agreements or other documents were made solely within the specific context of the relevant agreement or document and may not describe the actual state of affairs as of the date they were made or at any other time.

Our registration statement on Form S-1 of which this prospectus is a part is available to the public on the SEC’s website at http://www.sec.gov. You may also read and copy, at SEC prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You can call the SEC at 1-800-SEC- 0330 to obtain information on the operation of the Public Reference Room.

We are subject to the information and reporting requirements under the Securities Exchange Act of 1934 and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. Those filings will also be available to the public on, or accessible through, our website under the heading “Investor Relations” at www.ait-pharm.com/investor- relations. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus. We are incorporating by reference the documents listed below (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary), which we have already filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with Securities and Exchange Commission (“SEC”) on March 11, 2020;

●	Our Current Report on Form 8-K, filed with the SEC on January 2, 2020, January 13, 2020, January 27, 2020, February 10, 2020, March 4, 2020, March 9, 2020, March 12, 2020; April 9, 2020 and April 17, 2020;

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on January 17, 2019.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

INmune Bio Inc.

1200 Prospect Street, Suite 525

LaJolla, CA 92037

(858) 964-3720

You also may access these filings on our Internet site at www.inmunebio.com. Our web site and the information contained on that site, or connected to that site, are not incorporated into this prospectus or the registration statement of which this prospectus is a part

INMUNE BIO INC.

1,071,000 SHARES OF COMMON STOCK

PROSPECTUS